Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8, File No. 333-114086, of TransNet Corporation and Subsidiary of our report dated October 13, 2010 with respect to the 2010 and 2009 consolidated financial statements and schedule of Transnet Corporation and Subsidiary included in their Annual Report on Form 10-K for the year ended June 30, 2010.







/s/ MSPC
Certified Public Accountants and Advisors,
A Professional Corporation


Cranford, New Jersey
October 13, 2010